EXHIBIT 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of the 15th day of January 2009, by and between La-Z-Boy Incorporated, a Michigan corporation (the “Corporation”), and [Name of Director] (the “Indemnitee”).

BACKGROUND

Indemnitee is a member of the Board of Directors and as such performs a valuable service for the Corporation. To induce Indemnitee to continue to serve on the Board of Directors, the Corporation has agreed to provide to Indemnitee the indemnifications and other rights described herein.

The Corporation’s Articles of Incorporation and Bylaws require indemnification of the officers and directors of the Corporation. The Corporation enters into this Agreement pursuant to the Corporation’s Articles of Incorporation and Bylaws and the provisions of the Michigan Business Corporation Act (the “Act”).

This Agreement is a supplement to and in furtherance of the Articles of Incorporation and Bylaws of the Corporation and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Indemnitee does not regard the protection available under the Corporation’s Articles of Incorporation, Bylaws and insurance as adequate in the present circumstances, and may not be willing to continue to serve as a director without adequate protection, and the Corporation desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Corporation on the condition that he be so indemnified.

THEREFORE, in consideration of the foregoing, the service of Indemnitee after the date of this Agreement and the terms and conditions set forth herein, the parties agree as follows:

TERMS OF AGREEMENT

Section 1. Indemnification for Claims by Third Parties.

The Corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify Indemnitee who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the action, suit, or proceeding.

Section 2. Indemnification for Claims Brought by or in the Right of the Corporation.

The Corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify Indemnitee who was or is a party to or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys’ fees, and amounts paid in settlement incurred by Indemnitee in connection with the action or suit.

Section 3. Other Rights of Indemnification.

A. The indemnification and advancement of expenses provided in this Agreement are not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Act, Articles of Incorporation, Bylaws, or other agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

B. Notwithstanding any other provision of this Agreement, the Corporation hereby indemnifies and holds Indemnitee harmless for all reasonable expenses in connection with the preparation to serve or service as a witness in any claim in which Indemnitee is not a party, if such actual or proposed service arose by reason of the fact that Indemnitee is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or employee benefit plan.

Section 4. Actions Brought by Indemnitee.

Notwithstanding the provisions of Sections 1 and 2 of this Agreement, the Corporation shall not be required to indemnify an Indemnitee in connection with an action, suit, proceeding or claim (or part thereof) brought or made by such Indemnitee except as otherwise provided herein with respect to the enforcement of this Agreement, unless such action, suit, proceeding or claim (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 5. Court Approval.

Indemnification shall not be made under Section 2 for a claim, issue, or matter in which Indemnitee has been adjudged liable to the Corporation unless and only to the extent that in the final disposition of the action, suit or proceeding by the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for expenses incurred.

Section 6. Partial Indemnification.

If an Indemnitee is entitled to indemnification under either Section 1 or Section 2 for a portion of expenses including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement, but not for the total amount thereof, the Corporation shall indemnify Indemnitee for the portion of the expenses, judgments, penalties, fines or amounts paid in settlement for which Indemnitee is entitled to be indemnified.

Section 7. Continuation and Termination of Indemnity.

The indemnification provided for in this Agreement continues as to Indemnitee after Indemnitee ceases to be a director, officer, employee or agent and shall inure to the benefit of the heirs, personal representatives and administrators of Indemnitee. The obligations of the Corporation hereunder shall continue during the period Indemnitee is a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and continue thereafter so long as Indemnitee may be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact of his or her service in any such capacity, but in no event for less than ten (10) years. Notwithstanding anything herein to the contrary, in the event that Indemnitee is removed as a director of the Corporation by the Corporation’s shareholders for cause or by court order for cause, in either case, within the meaning and as provided in, Sections 511 and 514 of the Act, then this Agreement shall terminate immediately and be of no further force or effect.

Section 8. Notification and Defense of Claim.

With respect to any claim to be made hereunder for indemnification:

A. Indemnitee shall promptly provide written notice to the Corporation of any action, suit or proceeding; provided, however, the failure to do so will not relieve the Corporation from any liability arising hereunder.

B. Indemnitee shall provide to the Corporation, upon advance request, any documentation or information available to Indemnitee and necessary or useful to the Corporation with respect to any such claim for indemnification.

C. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Corporation: (a) the Corporation will be entitled to participate therein at its own expense; and (b) except as otherwise provided below, to the extent that it may wish, the Corporation, jointly with any other indemnifying party or otherwise, will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. The Corporation shall give Indemnitee written notice of its election to assume the defense thereof within (30) days after a written claim has been received by the Corporation, and thereafter it shall not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Such assumption of the defense by the Corporation shall constitute its acknowledgement that this Agreement, and the rights and benefits of Indemnitee hereunder, including the presumptions contained in Section 9.B. hereof, shall apply to such action, suit or proceeding and any related action, suit or proceeding. After the assumption of the defense by the Corporation, Indemnitee shall have the right to employ his or her own counsel in such action, suit or proceeding, but the fees and expenses thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, or (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action.

D. The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without his or her written consent. Neither the Corporation nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

Section 9. Mandatory Indemnification; Presumption of Entitlement.

A. Indemnification by the Corporation under Section 1 of this Agreement, and for expenses, including, without limitation, attorneys’ fees actually incurred under Section 2 of this Agreement, shall be mandatory and paid to the full extent provided in this Agreement, without the need or necessity of a determination that Indemnitee has met any standard of conduct, unless, in a final disposition of an action, suit, or proceeding concerning the matter for which indemnification is sought by Indemnitee, Indemnitee is adjudged or found to have:

(a) received a financial benefit to which he was not entitled;

(b) intentionally inflicted harm on the Corporation or its shareholders;

(c) violated Section 551 of the Act; or

(d) intentionally committed a criminal act.

B. In connection with any process or proceeding, whether judicial, quasi judicial or engaged in pursuant to Section 564a of the Act, concerning Indemnitee’s entitlement to indemnification, it shall be presumed that Indemnitee (a) is entitled to the indemnification provided under this Agreement, (b) has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (c) has not engaged in or been a party to any of the conduct described in Subsection A of this Section 9. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not alter or affect such presumption that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to a criminal action or proceeding, that Indemnitee’s conduct was lawful.

Section 10. Advancement of Expenses.

Expenses incurred in defending a civil or criminal action, suit, or proceeding described in Sections 1 or 2 of this Agreement shall be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of Indemnitee to repay the expenses, without interest, if upon the final disposition of the action, suit, or proceeding it is determined that Indemnitee is not entitled to be indemnified by the Corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured. Claims made by Indemnitee under this Section 10, shall be paid in full by the Corporation within ten (10) days after a written claim has been received by the Corporation. With respect to any matter for which Indemnitee seeks advancement of expenses, a written request for advancement of expenses by Indemnitee shall be made only once for such matter, and all invoices relating to such matter whether included with Indemnitee’s request for advancement of expenses, or submitted to the Corporation subsequent thereto, shall be paid in accordance with this Section 10.

Section 11. Enforcement; Remedies of Indemnitee.

A. If Indemnitee makes a claim for indemnification under this Agreement, including, without limitation, a claim for advancement of expenses, and any such claim is not paid-in-full to Indemnitee within thirty (30) days after a written claim has been received by the Corporation in accordance with Section 10 of this Agreement, Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.

B. Indemnitee shall be entitled to an adjudication in an appropriate court located in or serving Monroe County in the State of Michigan of his entitlement to such indemnification or advancement of expenses. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial rules of the American Arbitration Association to be conducted in the State of Michigan. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 11. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

C. In the event that the Corporation asserts that Indemnitee is not entitled to indemnification due to conduct described in Section 9A of this Agreement, any judicial proceeding or arbitration commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial or arbitration on the merits and Indemnitee shall not be prejudiced by reason of the Corporation’s assertion.

D. The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

E. In the event that Indemnitee, pursuant to this Section 11, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses actually and reasonably incurred in such judicial adjudication or arbitration, but only if Indemnitee prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

Section 12. Miscellaneous Provisions.

A. Benefit and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives. No party may assign any rights or duties under this Agreement without the prior written consent of the other party.

B. Entire Agreement and Amendment. Subject to the provisions of Section 3 hereof, this writing contains the entire agreement between the parties with respect to the matters described herein and is a complete statement as to the terms thereof and supersedes all previous agreements. This Agreement may not be altered or modified or terminated except by a writing signed by the parties hereto.

C. Severability. Each and every paragraph, sentence, term and provision of this Agreement shall be considered severable in that, in the event that a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms or provisions shall not be affected, and this Agreement shall be construed in all respects as if such invalid or unenforceable matter had been omitted. In any event, notwithstanding any court finding of invalidity or unenforceability, Indemnitee shall be entitled to the indemnifications and other rights provided in Sections 561 to 569 of the Act, the Corporation’s Articles of Incorporation, its Bylaws and otherwise.

D. Waiver. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall not be deemed a continuing waiver of that provision or a waiver of any other provision of this Agreement and shall in no way affect the full right to require such performance from the other party at any time thereafter.

E. Notices. Notices required under this Agreement shall be given in writing and shall be deemed given when delivered in person or, if sent by certified or registered mail, return receipt requested, postage prepaid, at the time of the certification or registration thereof.

F. Definitions. For purposes of this Agreement:

(a) “other enterprises” shall include employee benefit plans.

(b) “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan.

(c) “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the corporation or its shareholders” as referred to in Sections 561 and 562 of the Act.

(d) “final disposition of the action, suit, or proceeding” shall mean the entry of an order or judgment disposing of the matter from which (i) there is no right of appeal, or (ii) the time for an appeal has expired.

G. Application to a Resulting or Surviving Corporation or Constituent Corporation. The definition for “corporation” found in Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded from application to this Agreement. The indemnification and other obligations of the Corporation set forth in this Agreement shall be binding upon and assumed by any resulting or surviving corporation after any acquisition, disposition, merger or consolidation with the Corporation. Notwithstanding anything to the contrary contained herein or in Section 569 of the Act, no person shall be entitled to the indemnification and other rights set forth in this Agreement for acting as a director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the corporation.

H. Non-Exclusivity; Survival of Rights; Insurance.

(a) The rights of indemnification and advancement of expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Corporation’s Articles of Incorporation, or Bylaws, or any agreement, vote of stockholders, resolution of directors or otherwise, of the Corporation. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal. To the extent that a change in the Act, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Corporation’s Articles of Incorporation, or Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) Regardless of whether or not the Corporation would have the power to indemnify such person against such liability under the pertinent provisions of the Act, to the extent that the Corporation maintains, purchases, pays for, or maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies, both during the period Indemnitee serves as an officer, director, employee or agent of the Corporation and thereafter for the maximum period contemplated in Section 7 of this Agreement, and if, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

I. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

J. Governing Law. Michigan law shall govern the construction and enforceability of this Agreement.

(Signatures on following page)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first written above.

CORPORATION:

La-Z-Boy Incorporated

 a Michigan corporation

By:

Its:
La-Z-Boy Incorporated
1284 N. Telegraph
Monroe, MI 48162

INDEMNITEE:

[name]

Address for notices: